FOR IMMEDIATE RELEASE

XO Group Appoints Michael Steib as President

NEW YORK, NY, July 1, 2013 – XO Group Inc. (NYSE: XOXO, www.xogroupinc.com), the premier media and technology company devoted to weddings, pregnancy, and everything in between, today announced that it has appointed Michael Steib as President, effective July 1. The appointment of Mr. Steib, an accomplished digital leader, accelerates the Company’s transformation of the wedding industry and its other markets.

“I’m thrilled that Mike is joining XO Group. His background building and leading successful businesses around digital platforms and marketplaces is exactly what we need to continue disrupting the wedding industry,” said David Liu, Chief Executive Officer. “Our goal is to tap into a greater portion of the $70 billion wedding market than our current business does today. Mike gives us fresh perspective and a track record of rigorous execution, both of which will help us drive the success of our ambitious mission.”

Steib most recently served as CEO of Vente-Privee USA, an ecommerce venture backed by American Express and the world’s largest members-only online shopping destination. Previously, Steib spent over four years at Google building Google TV Ads and helping to grow Google Mobile Ads and YouTube’s advertising business. Before Google, Steib was the General Manager of Strategic Ventures at NBC Universal, where he led the creation of new digital businesses, including a marketplace for digital video syndication, and received the GE Imagination Breakthrough award for the launch of NBC Weather Plus.

Mike and his wife Kemp met at the University of Pennsylvania, tied the knot in 2003, have enjoyed two bumps, and nest in New York City.

About XO Group Inc.

XO Group Inc. (NYSE: XOXO; http://www.xogroupinc.com) is the premier media and technology company devoted to weddings, pregnancy and everything in between, providing young women with the trusted information, products and advice they need to guide them through the most transformative events of their lives. Our family of premium brands began with the #1 wedding brand, The Knot, and has grown to include WeddingChannel.com, The Nest, The Bump and Ijie.com. XO Group is recognized by the industry for being innovative in all media - from the web to social media and mobile, magazines and books, and video - and our groundbreaking social platforms have ignited passionate communities across the world. XO Group has leveraged its customer loyalty into successful businesses in online sponsorship and advertising, registry services, ecommerce and publishing. The company is publicly listed on the New York Stock Exchange (XOXO) and is headquartered in New York City.

This release may contain projections or other forward-looking statements regarding future events or our future financial performance. These statements are only predictions and reflect our current beliefs and expectations. Actual events or results may differ materially from those contained in the projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change prior to the end of the quarter. Although these expectations may change, we will not necessarily inform you if they do. Our policy is to provide expectations not more than once per quarter, and not to update that information until the next quarter. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation, (i) our online wedding-related and other websites may fail to generate sufficient revenue to survive over the long term, (ii) we incurred losses for many years following our inception and may incur losses in the future, (iii) we may be unable to adjust spending quickly enough to offset any unexpected revenue shortfall, (iv) sales to sponsors or advertisers may be delayed or cancelled, (v) efforts to launch new technology and features may not generate significant new revenue or may reduce revenue from existing services, (vi) we may be unable to develop solutions that generate revenue from advertising delivered to mobile phones and wireless devices, (vii) the significant fluctuation to which our quarterly revenue and operating results are subject, (viii) the seasonality of the wedding industry, (ix) our e-commerce operations are dependent on Internet search engine rankings, and our ability to influence those rankings is limited, (x) the dependence of our registry services business on third parties, and (xi) other factors detailed in documents we file from time to time with the Securities and Exchange Commission. Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Contact:

Carly Zipp

Public Relations Director

(212) 219-8555 x1013

PR@xogrp.com

Malindi Davies

Investor Relations Manager

(212) 219-8555 x1078

IR@xogrp.com